Exhibit 21.1
KLA Corporation
List of Subsidiaries as of June 30, 2022

Name	State or Other Jurisdiction of Incorporation / Organization
DOMESTIC SUBSIDIARIES
Anchor Semiconductor, Inc.	California
International Sales & Business, Inc.	California
KLA-Tencor China Corporation	California
KLA-Tencor International Corporation	California
VLSI Standards, Inc.	California
Belize Holdings, LLC	Delaware
ECI Technology, Inc.	New Jersey
ECI Technology International, Inc.	Delaware
KLA-Tencor Asia-Pac Distribution Corporation	Delaware
KT Venture Group, LLC	Delaware
KT Venture Group II, LLC	Delaware
KT Venture Management, LLC	California
Dino Acquisition Technology LLC	Delaware
Zeta Instruments, Inc.	Delaware
KT Recreation Association, LLC	Delaware
Whiskey Holding Sub, LLC	Delaware
Microsense, LLC	Delaware
Nanomechanics Inc.	Tennessee
Filmetrics, Inc.	California
Orbotech, Inc.	Delaware
Photon Dynamics, Inc.	California
Photon Dynamics Solar Corporation	Delaware
Orbotech LT Solar, LLC	Delaware
KLA Aleris Holding, LLC	Delaware
KLA FinCo LLC	Delaware
KLA Singapore LLC	Delaware

INTERNATIONAL SUBSIDIARIES
Anchor (Shanghai) Semiconductor Inc.	Shanghai
ICOS Vision Systems Corporation BVBA	Belgium
ICOS Vision Systems NV	Belgium
Lee Ta Technologies (BVI), Inc.	British Virgin Islands
KLA-Tencor Corporation (Cayman) Limited, I	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, III	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, IV	Cayman Islands
ICOS Vision Systems (Shenzhen) Co. Ltd.	China
KLA-Tencor International Trading (Shanghai) Co., Ltd.	China
KLA-Tencor Semiconductor Equipment Technology (Shanghai) Co., Ltd.	China
KLA-Tencor France SARL	France
KLA-Tencor GmbH	Germany
KLA-Tencor MIE GmbH	Germany
KLA-Tencor MIE Holdings GmbH & Co. KG	Germany
KLA-Tencor MIE Holdings Verwaltungs GmbH	Germany

Name	State or Other Jurisdiction of Incorporation / Organization
ICOS Vision Systems Ltd.	Hong Kong
KLA-Tencor Software India Private Limited	India
KLA-Tencor Ireland Ltd.	Ireland
Optical Metrology Patents Limited	Ireland
KLA-Tencor Corporation (Israel)	Israel
KLA-Tencor Corporation Holding (1987) Ltd.	Israel
KLA-Tencor Corporation (1992) Ltd.	Israel
KLA-Tencor Integrated Metrology (Israel) (2002) Ltd.	Israel
KLA-Tencor Italy S.R.L.	Italy
KLA-Tencor Japan, Ltd.	Japan
KLA-Tencor Korea, Inc.	Korea
KLA-Tencor MIE Holdings S.à r.l.	Luxembourg
KLA-Tencor (Malaysia) Sdn Bhd	Malaysia
KLA-Tencor (Singapore) Pte. Ltd.	Singapore
KLA-Tencor Singapore Holding Co. Pte. Ltd.	Singapore
KLA-Tencor Singapore Holding Co. Pte II Ltd.	Singapore
KLA-Tencor (Thailand) Limited	Thailand
KLA-Tencor Limited	United Kingdom
Lakers Holding Company APS	Denmark
Capres A/S	Denmark
ECI Japan KK	Japan
Hefei Shen’An Semiconductor Technology Co.	China
InnerSense	Israel
Orbotech Ltd	Israel
Orbograph Ltd.	Israel
Frontline P.C.B. Solutions Ltd.	Israel
Laser Imaging Systems GmbH	Germany
New System SRL	Italy
Orbotech Deutschland GmbH	Germany
Orbotech S.A.	Belgium
Orbotech Pacific Ltd.	Hong Kong
Orbotech Electronics (Shenzhen) Co., Ltd	China
Orbotech Electronics (Suzhou) Co Ltd	China
Orbotech Trading (Shanghai) Co., Ltd	China
Orbotech Japan Ltd	Japan
Orbotech Asia Ltd	Hong Kong
Orbotech Singapore Corporation Pte Ltd	Singapore
Orbotech Korea Ltd	Korea
Orbotech Logistics Ltd	Hong Kong
Ofek Technologies	Israel
SPTS Technologies Limited	UK
SPTS Technologies Ltd	Taiwan
SPTS Technologies (Shanghai) Co. Ltd.	China
SPTS Technologies UK Limited	UK
SPTS Technologies Overseas Holdings Ltd.	UK
Orbotech Technology Ventures Ltd.	Israel

Name	State or Other Jurisdiction of Incorporation / Organization
Orbotech Technology Ventures LP	Israel
Orbotech Holding GmbH	Germany
Orbotech B.V.	Netherlands
Orbotech Caribbean Ltd.	British Virgin Islands
Qoniac GmbH	Germany
Qoniac Korea Ltd.	Korea